                                                                   EXHIBIT m(13)


             VARIABLE GROUP ANNUITY CONTRACTHOLDER SERVICE AGREEMENT



         This Variable Group Annuity Contractholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") under a Distribution Plan adopted pursuant to said Rule. This Agreement, being made between A I M Distributors, Inc. ("Distributors") and the authorized insurance company, sets forth the terms for the provision of specialized services to holders of Group Annuity Contracts (the "Contracts") issued by insurance company separate accounts to employers for their pension, stock bonus or profit-sharing plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Plans"), where amounts contributed under such plans are invested pursuant to the Contracts in shares of one or more of the series portfolios of the AIM - managed mutual funds (or designated classes of such funds) (the "Fund(s)") listed in Appendix A, attached hereto, which may be amended from time to time by Distributors. Distributors' role in these arrangements will be solely as agent for the Funds.

          1. To the extent you provide specialized services to holders of Contracts who have selected the Fund(s) for purposes of their Group Annuity Contracts ("Contractholders") you will receive payment pursuant to the distribution plan adopted by each of the Funds. Such services to Group Contractholders may include, without limitation, some or all of the following: answering inquiries regarding the Fund(s); performing sub-accounting for Contractholders; establishing and maintaining Contractholder accounts and records; processing and bunching purchase and redemption transactions; providing periodic statements of Contract account balances; forwarding such reports and notices to Contractholders relative to the Fund(s) as we deem necessary; generally, facilitating communications with Contractholders concerning investments in the Fund(s) on behalf of Plan participants; and performing such other administrative services as we deem to be necessary or desirable, to the extent permitted by applicable statute, rule or regulation. You represent that you will accept a fee hereunder only so long as you continue to provide personal services to Contractholders.

          2. Shares of the Fund(s) purchased by you will be registered in your name and you may exercise all applicable rights of a holder of such Shares. You agree to transmit to the Funds, in a timely manner, all purchase orders and redemption requests and to forward to each of your Contractholders as you deem necessary, periodic shareholder reports and other communications received from the Funds.

          3. You agree to wire to the Fund(s)' custodian bank, within three (3) business days of the placing of a purchase order, federal funds in an amount equal to the amount of all purchase orders placed by you on behalf of your Contractholders and accepted by the Funds (net of any redemption orders placed by you on behalf of your Contractholders).

          4. You shall provide such facilities and personnel (which may be all or any part of the facilities currently used in your business, or all or any personnel employed by you) as may be necessary or beneficial in carrying out the purposes of this Agreement.

          5. Except as may be provided in a separate written agreement between Distributors and you, neither you nor any of your employees or agents are authorized to assist in the distribution of any shares of the Fund(s) to the public or to make any representations to Contractholders concerning the Fund(s) except those contained in the then current prospectus applicable to the Fund(s). Neither the Funds, A I M Advisors, Inc. ("Advisors"), Distributors nor any of their affiliates will be a party, nor will they be represented as a party, to any Group Annuity Contract agreement between you and the Contractholders nor shall the Funds, Advisors, Distributors or any of their affiliates participate, directly or indirectly, in any compensation that you may receive from Contractholders and their Plans' participants.

          6. In consideration of the services and facilities described herein, you shall receive an annual fee, payable quarterly, as set forth in Appendix A, of the aggregate average net asset value of shares of the Fund(s) owned by you during each quarterly period for the benefit of Contractholders' Plans' participants. You understand that this Agreement and the payment of such distribution fees have been authorized and approved by the Boards of Directors/Trustees of the Fund(s). You further understand that this Agreement and the fees payable hereunder are subject to limitations imposed by applicable rules of the National Association of Securities Dealers, Inc.

          7. The Funds reserve the right, at their discretion and without notice, to suspend the sale of their shares or to withdraw the sale of their shares.

          8. This Agreement may be amended at any time without your consent by mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date set forth in such amendment unless you terminate this Agreement as set forth below within thirty (30) days of your receipt of such amendment.

          9. This Agreement may be terminated at any time by us on not less than 60 days' written notice to you at your principal place of business. You may terminate this Agreement on 60 days' written notice addressed to us at our principal place of business. We may also terminate this Agreement for cause on violation by you of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to you of such termination. Our failure to terminate for any cause shall not constitute a waiver of our right to terminate at a later date for any such cause.

          This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors/trustees of such Fund who are Dis-interested Directors/Trustees, as defined in the 1940 Act, or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Fund's Distribution Agreement with us, the Selected Dealer Agreement between your firm and us or the Fund's Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

          10. All communications to us shall be sent to 11 Greenway Plaza, Suite 100, Houston, Texas 77046. Any notice to you shall be duly given if mailed, telegraphed or sent by facsimile to you at the address shown on this Agreement.

          11. This Agreement shall become effective as of the date when it is executed and dated below by us. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

                                            A I M DISTRIBUTORS, INC.


Date:                                       By:
          -------------------------------      ---------------------------------
                                                    Signature

                                            ------------------------------------
                                            Print Name



The undersigned agrees to abide by the foregoing terms and conditions.



Date:
      -----------------------------------   ------------------------------------
                                            (Firm Name)

                                            ------------------------------------
                                            (Address)

                                            ------------------------------------
                                            (City) / (State) / (County)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                   APPENDIX A
                                       TO
             VARIABLE GROUP ANNUITY CONTRACTHOLDER SERVICE AGREEMENT


FUND                                                                   FEE RATE*
----                                                                   --------

AIM Advisor Funds (Class A and Class C Shares)
----------------------------------------------------

     AIM Advisor Flex Fund                                               .25%
     AIM Advisor International Value Fund                                .25%
     AIM Advisor Real Estate Fund                                        .25%

AIM Equity Funds (Class A and Class C Shares)
---------------------------------------------

     AIM Aggressive Growth Fund                                          .25%
     AIM Blue Chip Fund                                                  .25%
     AIM Capital Development Fund                                        .25%
     AIM Charter Fund                                                    .25%
     AIM Constellation Fund                                              .25%
     AIM Dent Demographic Trends Fund                                    .25%
     AIM Emerging Growth Fund                                            .25%
     AIM Large Cap Basic Value Fund                                      .25%
     AIM Large Cap Growth Fund                                           .25%
     AIM Mid Cap Growth Fund                                             .25%
     AIM Weingarten Fund                                                 .25%

AIM Funds Group (Class A and Class C Shares)
--------------------------------------------

     AIM Balanced Fund                                                   .25%
     AIM European Small Company Fund                                     .25%
     AIM Global Utilities Fund                                           .25%
     AIM International Emerging Growth Fund                              .25%
     AIM New Technology Fund                                             .25%
     AIM Select Growth Fund                                              .25%
     AIM Small Cap Equity Fund                                           .25%
     AIM Value Fund                                                      .25%
     AIM Value II Fund                                                   .25%
     AIM Worldwide Spectrum Fund                                         .25%

AIM Growth Series (Class A and Class C Shares)
----------------------------------------------

     AIM Basic Value Fund                                                .25%
     AIM Euroland Growth Fund                                            .25%
     AIM Japan Growth Fund                                               .25%
     AIM Mid Cap Equity Fund                                             .25%
     AIM Small Cap Growth Fund(1)                                        .25%

--------------
 *  Frequency of Payments: Quarterly.
(1) AIM Small Cap Growth Fund is closed to new investors.

AIM International Funds, Inc. (Class A and Class C Shares)
-----------------------------------------------------------

     AIM Asian Growth Fund                                               .25%
     AIM European Development Fund                                       .25%
     AIM Global Aggressive Growth Fund                                   .25%
     AIM Global Growth Fund                                              .25%
     AIM Global Income Fund                                              .25%
     AIM International Equity Fund                                       .25%

AIM Investment Funds (Class A and Class C Shares)
-------------------------------------------------

     AIM Developing Markets Fund                                         .25%
     AIM Global Consumer Products and Services Fund                      .25%
     AIM Global Financial Services Fund                                  .25%
     AIM Global Health Care Fund                                         .25%
     AIM Global Infrastructure Fund                                      .25%
     AIM Global Resources Fund                                           .25%
     AIM Global Telecommunications and Technology Fund                   .25%
     AIM Latin American Growth Fund                                      .25%
     AIM Strategic Income Fund                                           .25%

AIM Investment Securities Funds (Class A and Class C Shares)
------------------------------------------------------------

     AIM Limited Maturity Treasury Fund(2)                               .15%
     AIM High Yield Fund II                                              .25%
     AIM High Yield Fund                                                 .25%
     AIM Income Fund                                                     .25%
     AIM Intermediate Government Fund                                    .25%
     AIM Municipal Bond Fund                                             .25%

AIM Series Trust (Class A and Class C Shares)
---------------------------------------------

     AIM Global Trends Fund                                              .25%

AIM Special Opportunities Funds (Class A and Class C Shares)
------------------------------------------------------------

     AIM Small Cap Opportunities Fund(3)                                 .25%
     AIM Large Cap Opportunities Fund(4)                                 .25%
     AIM Mid Cap Opportunities Fund(3)                                   .25%

------------------
(2) AIM Limited Maturity Treasury Fund offers Class A Shares only.
(3) AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund are closed to new investors.
(4) AIM Large Cap Opportunities Fund intends to close to new investors on the earlier of reaching $750 million in assets or September 29, 2000.